Exhibit 4.4

                         DOMESTIC SHARE CERTIFICATEPAR VALUE $1.00 PER SH ARE     THE WASHINGTON POST COMPANY  INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE  THIS CERTIFICATE IS TRANSFERABLE IN cmES DESIGNATED BY THE TRANSFER AGENT,AVAILABLE ONLINE AT www.computershare.com  CLASS B COMMON STOCK  C111U PI l'i Bfil::Ma I UJ/ /IJ. ISEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS- - ·- - 10 4  :7be le!a,J;,nylon 'Po,/ G,m( ir  era£  Ibis cerlficale properly e};it;j')f is cer i ·· le ,  gncorporalion, as amemfef ' 12p.  ,:, ·  'J11,s cerlifacale ,s no/ uafid' coun ers,yne anW1!11ess /he siynalures of /he duly aulhorizedofficers.  Dated:  :,,.  '.I'.0'.ll  N  m0  0.,,  .,,  0m  '.ll  8  Cz  ....  m'.ll (") ,!? 0 G)  3  "O 0:,,.u'"lz0  .::,,- 'm.ll  .,, -G)C m  -"' 'm.ll  (")  0  3  "O  ..  -, .;J  :,,. '.ll •  z > z  0 z .  '.ll '?'  m m  G) '.ll  iii :,,.  .... G)  :',.,l.l mz  '.ll ....

THE WASHINGTON POST COMPANY TEN COM - as tenants in common UNIF GIFT MIN ACT - Custodian TEN ENT - as tenants by the entireties (Cust) (Minor) under Uniform Gifts to Minors JT TEN - as joint tenants with right of survivorship and not as tenants in common Act (State) Additional abbreviations may also be used· though not in the above list. The Company will furnish to any stockholder, upon request and without charge, a full statement or summary of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof (so far as the same have been fixed) which the Company is authorized to issue and of the qualifications, limitations or restrictions of such preferences and/or rights. Such statement or summary shall describe the authority of the Board of Directors of the Company to designate and fix the preferences and relative, participating, optional, or other special rights and the qualifications, limitations or restrictions thereon of any series of stock (insofar as the same have not theretofore been fixed) which the Company is authorized to issue. Any such request is to be addressed to the Company or to a Transfer Agent named on the face of this certificate. Restrictions on Transfer and Voting: Pursuant to the Certificate of Incorporation, as amended, of the Company, the By-laws of the Company provide that not more than one-fifth of the aggregate number of shares of voting stock of the Company of any class issued and outstanding shall at any time be owned of record or voted by or for the account of “aliens” (as defined in the By-laws}. The By-laws of the Company further provide that (i) every certificate representing stock issued or transferred to an alien shall be marked “ Foreign Share Certificate’, but under no circumstances shall certificates representing more than one-fifth of the aggregate number of shares of voting stock of any class outstanding at any one time to be so marked, nor shall the total amount of voting stock of any class represented by Foreign Share Certificates, plus the amount of voting stock of such class owned by or for the account of aliens and represented by certificates not so marked, exceed one-filth of the aggregate number of shares of such class outstanding; and (ii) if, and so long as, the stock records of the Company shall disclose one-fifth alien ownership of voting stock of any class and it shall be found by the Company that any certificate for shares of such class marked “Domestic Share Certificate” is, in fact, held by or for the account of an alien, the holder of the shares represented by such certificate shall not be entitled to vote, to receive dividends or to have any other rights, except the right to transfer such certificate to a citizen of the United States of America For value received, hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer said stock on the books of Graham Holdings Company with full power of substitution in the premises. Shares Attorney The following must be executed by the assignee of this certificate before transfer may be made on the books of the Company. The undersigned hereby certifies that the assignee of the shares referred to in the foregoing Assignment is a citizen of the United States of America an alien and that, if such shares are to be held for a beneficial owner other than the assignee, such beneficial owner is a citizen of the United States of America an alien Dated: 20 Signature: Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.